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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAR. 03, 1999
No. C29504-98


    CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
       (Before Payment of Capital or Issuance of Stock)
                                                    Filed by:

                 MEGA PRO TOOLS CORPORATION


We, the undersigned Incorporators or Directors of Mega Pro Tools
Corporation, do certify:

1.	We constitute at least two-thirds of the original
incorporators or directors of Mega Tools Corporation, a Nevada corporation.

2.	The original Articles were filed in the Office of Secretary of
State on December 17, 1998.

3.	As of the date of this certificate, no stock of the
corporation has been issued.

4.	We hereby adopt the following amendments to the articles of
incorporation of this corporation:

Article I is hereby amended to read as follows:


	The name of this corporation is Megapro Tools Inc.

                                      /s/ Neil Morgan
                                      -------------------
                                      Signature  Neil Morgan

                                      /s/ David Bonner
                                      -------------------
                                      Signature  David Bonner






Country of Canada           )
                            ) ss.
State of British Columbia   )

On February ___, 1999, personally appeared before me, a Notary
Public, Neil Morgan and David Bonner, who acknowledged that they executed the above instrument.

                                      /s/ Lauren S. Cherney
                                      ----------------------
                                      (Signature of Notary)


(Notary Stamp or Seal)

/s/ LAUREN S. CHERNEY                 Legal advice neither
Barrister & Solicitor                 requested of nor given
915B - 19705 Fraser Highway           by Lauren S. Cherney
Langley, B.C. V3A 7E9